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                                                                 EXHIBIT 99.10

                                                         INVOLUNTARY TERMINATION

                              E*TRADE GROUP, INC.

                       STOCK OPTION ASSUMPTION AGREEMENT

                        TELEBANC FINANCIAL CORPORATION

                            1994 STOCK OPTION PLAN
                                      AND
                            1997 STOCK OPTION PLAN


Optionee: ((First_Name)) ((Last_Name)),

          STOCK OPTION ASSUMPTION AGREEMENT effective as of the 12th day of January, 2000 by E*TRADE Group, Inc., a Delaware corporation ("E*TRADE").

          WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of TeleBanc Financial Corporation, a Delaware corporation ("TeleBanc"), which were granted to Optionee under the TeleBanc 1997 Stock Option Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

          WHEREAS, TeleBanc has been acquired by E*TRADE through the merger of Turbo Acquisition Corp. ("Merger Sub") with and into TeleBanc, whereby TeleBanc has become a wholly-owned subsidiary of E*TRADE (the "Merger") pursuant to the Agreement and Plan of Merger, by and between E*TRADE, TeleBanc and Merger Sub (the "Merger Agreement").

          WHEREAS, the provisions of the Merger Agreement require E*TRADE to assume all obligations of TeleBanc under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

          WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 1.05 shares of E*TRADE common stock ("E*TRADE Stock") for each outstanding share of TeleBanc common stock ("TeleBanc Stock").

          WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by E*TRADE in connection with the Merger.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. The number of shares of TeleBanc Stock subject to the options held by Optionee immediately prior to the Effective Time (the "TeleBanc Options") and the exercise price payable per share are set forth below. E*TRADE hereby assumes, as of the Effective
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Time, all the duties and obligations of TeleBanc under each of the TeleBanc
Options. In connection with such assumption, the number of shares of E*TRADE Stock purchasable under each TeleBanc Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of E*TRADE Stock subject to each TeleBanc Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of E*TRADE Stock under the assumed TeleBanc Option shall also be as indicated for that option below.

-------------------------------------------------------------------------------
         TELEBANC STOCK OPTIONS                   E*TRADE ASSUMED OPTIONS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  # of Shares of                           # of Shares of
     TeleBanc          Exercise Price         E*TRADE         Adjusted Exercise
   Common Stock          per Share          Common Stock       Price per Share
-------------------------------------------------------------------------------
 TeleBanc Shares      $TeleBanc Price      E*TRADE Shares      $E*TRADE Price
-------------------------------------------------------------------------------

          2. The intent of the foregoing adjustments to each assumed TeleBanc Option is to assure that the spread between the aggregate fair market value of the shares of E*TRADE Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the TeleBanc Stock subject to the TeleBanc Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the TeleBanc Option immediately prior to the Merger.

          3. The following provisions shall govern each TeleBanc Option hereby assumed by E*TRADE:

                    (a) Unless the context otherwise requires, all references in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to "TeleBanc" or the "Company" shall mean E*TRADE, (ii) to "Share" shall mean a share of E*TRADE Stock, (iii) to "Common Stock" or "Stock" shall mean E*TRADE Stock, (iv) to the "Board" shall mean the Board of Directors of E*TRADE and (v) to the "Committee" shall mean the Compensation Committee of the E*TRADE Board of Directors.

                    (b) The grant date and the expiration date of each assumed TeleBanc Option and all other provisions which govern either the exercise or the termination of the assumed TeleBanc Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase E*TRADE Stock.

                    (c) Your options assumed by E*TRADE which were originally designated in your Option Agreement as incentive stock options shall remain such to the maximum extent allowed by law.

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                    (d)  Each TeleBanc Option shall be assumed by E*TRADE as of the Effective Time. Pursuant to the terms of your Option Agreement, none of your TeleBanc Options will vest or become exercisable on an accelerated basis because of the transaction. Each such assumed TeleBanc Option shall thereafter continue to vest for any remaining unvested shares of E*TRADE Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio. As provided in you Option Agreement, if your employment is terminated under certain circumstances within two years following the Effective Time, the remaining unvested portion of your TeleBanc Options will vest and become exercisable until the earlier of the Expiration Date or three years from the date of your termination.

                    (e) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of TeleBanc, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to E*TRADE or any present or future E*TRADE subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed TeleBanc Options upon Optionee's cessation of service as an employee or a consultant of TeleBanc shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with E*TRADE and its subsidiaries, and each assumed TeleBanc Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, generally a three (3)-month period, following such cessation of service as an employee or a consultant of E*TRADE and its subsidiaries.

                    (f) The adjusted exercise price payable for the E*TRADE Stock subject to each assumed TeleBanc Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of E*TRADE Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as TeleBanc Stock prior to the Merger shall be taken into account.

                    (g) In order to exercise each assumed TeleBanc Option, Optionee must deliver to E*TRADE a written notice of exercise in which the number of shares of E*TRADE Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of E*TRADE Stock and should be delivered to E*TRADE at the following address:

                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                             Menlo Park, CA 94025
                        Attention: Stock Administration

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          Except to the extent specifically modified by this Option Assumption
Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

          IN WITNESS WHEREOF, E*TRADE Group, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the _______ day of ______________, 2000.


                                        E*TRADE GROUP, INC.


                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________


                                ACKNOWLEDGMENT

          The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her TeleBanc Options hereby assumed by E*TRADE are as set forth in the Option Agreement, the Plans, as applicable, and such Stock Option Assumption Agreement.


                                        ______________________________________
                                        ((First_Name)) ((Last_Name)), OPTIONEE



DATED: ________  ___, 2000

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